FORM 8-K


                Securities and Exchange Commission
                     Washington, D.C.  20549



                          CURRENT REPORT


              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


Date of Report (date of earliest event reported):  June 17, 1997


                    Surety Capital Corporation
      (exact name of registrant as specified in its charter)



         Delaware            33-1983            75-2065607
     (State or other       (Commission         (IRS Employer
     jurisdiction of       File Number)       Identification
     incorporation)                               Number)



     1845 Precinct Line Road, Suite 100, Hurst, Texas  76054
             (address of principal executive offices)



Registrant's telephone number, including area code:  817-498-2749



                          Not applicable
  (Former name or former address, if changed since last report)

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Item 5.  Other Events

     Pursuant to the Surety Capital Corporation Rights Agreement dated as of June 17, 1997 (the "Rights Agreement"), between Surety Capital Corporation (the "Company") and Securities Transfer Corporation, as Rights Agent, the Company declared a dividend of one right (a "Right") for each outstanding share of common stock, $0.01 par value, of the Company (the "Common Stock") to stockholders of record at the close of business on June 6, 1997 (the "Record Date").

     Each Right, when exercisable, entitles the registered holder (a) to purchase from the Company one share of Common Stock, at a price of $50.00 per share (the "Purchase Price"), subject to adjustment; (b) to purchase additional shares of Common Stock ("Adjustment Shares") at a rate set forth below; and (c) under certain circumstances to purchase shares of stock of a corporation that merges with or into the Company (the "Merger Right"), as described below. The Rights are not exercisable until the Distribution Date (as defined below).

     The "Distribution Date" is defined as the earlier of (a) the first date of public announcement by the Company or by a person (an "Acquiring Person") who or which shall be the beneficial owner of securities representing fifteen percent (15%) or more of the voting power of all securities of the Company outstanding or such date within ten (10) business days thereafter as shall be determined by the Board of Directors of the Company in its sole discretion (the "Stock Acquisition Date"); or (b) the tenth (10th) day after the date of the commencement of, or first public announcement of the intent of any person (other than the Company, any subsidiary of the Company, or any employee benefit plan of the Company or any of its subsidiaries) to commence (which intention to commence remains in effect for five (5) business days after such announcement), a tender or exchange offer which would result in such person becoming an Acquiring Person, unless such date is extended by the Board of Directors of the Company (provided such extended date shall be no later than the Stock Acquisition Date).

     Once an Acquiring Person becomes such, then any Rights that are or were beneficially owned by the Acquiring Person or any associate or affiliate of such Acquiring Person shall become void, and any holder of such Rights shall thereafter have no right to exercise such Rights.

     Until the Distribution Date (or earlier redemption or expiration of the Rights), the following will apply to the Rights:

          (a) Rights will be evidenced, with respect to any of the Common Stock certificates outstanding as of the Record Date, by such Common Stock certificates together with the "Summary of Rights to Purchase Common Stock of Surety Capital Corporation" (the "Summary of Rights") in the form attached to the Rights Agreement as Exhibit B.

          (b)  Rights will be transferred with and only with Common
Stock certificates, and the surrender for transfer of any certificates for Common Stock outstanding as of the Record Date (with or without the Summary of Rights attached) will also constitute the transfer of the Rights associated with the Common Stock represented by such certificates.

          (c) New Common Stock certificates issued after the Record Date upon transfer or new issuances of Common Stock will contain a notation incorporating the Rights Agreement by reference.

     After the Distribution Date, the Rights will separate from the shares of Common Stock. As soon as practicable following the Distri-bution Date, separate certificates evidencing the Rights ("Rights Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date, and the separate Rights Certificates alone will evidence the Rights.

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     The Rights will expire on the earliest of (a) June 16, 2000, (b)
redemption by the Company as described below, or (c) consummation of a merger transaction with a person or group who acquires Common Stock pursuant to a Permitted Offer (as defined below), and who offers in the merger the same price per share and form of consideration paid in the Permitted Offer.

     A "Permitted Offer" is defined as a tender offer or exchange offer for all outstanding shares of Common Stock at a price and on terms determined by at least a majority of the members of the Board of Directors who are not officers of the Company to be both adequate and otherwise in the best interests of the Company and its stockholders.

     The Purchase Price payable, and the number of shares of Common
Stock or other securities or property issuable, upon exercise of the Rights, are subject to adjustment from time to time to prevent dilution
(a) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Stock, (b) upon the grant to holders of the Common Stock of certain rights, options or warrants to subscribe for Common Stock, certain convertible securities or securities having the same or more favorable rights, privileges and preferences as the Common Stock at less than the current market price of the Common Stock, or (c) upon the distribution to holders of the Common Stock of evidences of indebtedness, cash or assets (excluding regular quarterly cash dividends out of earnings or retained earnings and dividends payable in Common Stock) or of subscription rights or warrants (other than those referred to above).

     The right to purchase Adjustment Shares arises at the time any person becomes an Acquiring Person (unless pursuant to a Permitted Offer). At such time, proper provision shall be made so that each holder of a Right (except for the Acquiring Person) will for a 60-day period thereafter have the right to receive upon exercise of each Right at the Purchase Price, that number of shares of Common Stock equal to the result obtained by dividing the Purchase Price by fifty percent (50%) of the then current market price of the Common Stock. If there is an insufficient number of shares of Common Stock available, then the holder of a Right shall receive (after all authorized and unreserved shares of Common Stock have been issued) a common stock equivalent (such as preferred stock or another equity security with at least the same economic value as the Common Stock) or such number of shares of Common Stock or common stock equivalents as the Board of Directors of the Company shall determine to be available on a pro rata basis. However, in the event that the Merger Right arises (as described below), the right to purchase Adjustment Shares shall become void.

     The Merger Right arises in the event that, after the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such, the Company, or any subsidiary of the Company, is acquired in a merger or other business combination transaction in which the Common Stock is exchanged or changed, or fifty percent (50%) or more of the Company's assets or earning power are sold. At such time, each holder of a Right (except for the Acquiring Person) shall thereafter have the right to receive, upon the exercise of the Right at the Purchase Price, that number of shares of common stock of the surviving or acquiring company equal to the result obtained by dividing the Purchase Price by fifty percent (50%) of the then current market price of the common stock of the surviving or acquiring company.

     With certain exceptions, no adjustments in the Purchase Price will be required until cumulative adjustments require an adjustment of at least one percent (1%) in such Purchase Price. No fractions of shares will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Common Stock on the last trading date prior to the date of exercise.

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     At any time prior to the earlier to occur of (a) ten (10) business days after the time any person becomes an Acquiring Person or (b) the expiration of the Rights, the Company may redeem the Rights in whole, but not in part, at a price of $0.0001 per Right (the "Redemption Price") which redemption shall be effective upon the action of the Board of Directors. Additionally, the Company may thereafter redeem the then outstanding Rights in whole, but not in part, at the Redemption Price (i) provided that such redemption is incidental to a merger or other business combination transaction or series of transactions involving the Company but not involving an Acquiring Person or any person who was an Acquiring Person, or (ii) following an event giving rise to, and the expiration of the exercise period for, the right to purchase Adjustment Shares if and for as long as an Acquiring Person ceases to beneficially own securities representing fifteen percent
(15%) or more of the voting power of the Company's voting securities and at the time of redemption there are no other persons who are Acquiring Persons. The redemption of Rights described in the preceding sentence shall be effective only as of such time when the right to purchase Adjustment Shares is not exercisable, and in any event, only after ten (10) business days prior notice.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

     As of the Record Date there were 5,751,882 shares of Common Stock outstanding, 40,698 shares reserved for issuance pursuant to the exercise of options granted under the Company's 1988 Incentive Stock Option Plan, 49,158 shares reserved for issuance pursuant to the exercise of options granted under the Company's 1995 Incentive Stock Option Plan, and 20,000 shares reserved for issuance pursuant to the exercise of options granted under the Company's Stock Option Plan for Directors. Each outstanding share of Common Stock on the Record Date will receive one Right. So long as the Rights are attached to the Common Stock, the Company will issue one Right for each share of Common Stock issued between the Record Date and the Distribution Date (subject to adjustment in certain circumstances specified in the Rights Agreement) so that all such shares will have attached Rights.

     The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company without conditioning the offer on a substantial number of Rights being acquired. The Rights, however, will not interfere with any merger or other business combination approved by the Board of Directors since the Board may, at its option, at any time prior to the earlier to occur of (a) ten (10) business days after the time any person becomes an Acquiring Person or (b) the expiration of the Rights, redeem the Rights in whole, but not in part, at a price equal to $0.0001 per Right, which redemption shall be effective upon the action of the Board of Directors.

     A copy of the Rights Agreement between the Company and the Rights Agent specifying the terms of the Rights, which includes as Exhibit A the form of Right Certificate and as Exhibit B the Summary of Rights, is attached hereto as Exhibit 1 and is incorporated herein by reference. The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 7.  Exhibits

     1 Rights Agreement dated as of June 17, 1997 between Surety Capital Corporation and Securities Transfer Corporation, as Rights Agent, which includes as Exhibit A the form of Right Certificate and as Exhibit B the Summary of Rights.

     2 Letter to stockholders of Surety Capital Corporation explaining the Rights Agreement.

     3    Press Release.

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                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        SURETY CAPITAL CORPORATION


DATE:  June 18, 1997                    /s/ B. J. Curley
                                        ----------------
                                        B. J. Curley, Vice President,
                                        Chief Financial Officer and
                                        Secretary

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